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                                                                    EXHIBIT 3.01





                           ARTICLES AND PLAN OF MERGER

                                     OF THE

                        CAMPBELL FUND LIMITED PARTNERSHIP
                        (a Maryland limited partnership)

                                  WITH AND INTO

                             THE CAMPBELL FUND TRUST
                           (a Delaware business trust)

         THESE ARTICLES AND PLAN OF MERGER made and entered into this 2nd day of January, 1996, by and between the Campbell Fund Limited Partnership, a limited partnership of the State of Maryland, and The Campbell Fund Trust, a business trust of the State of Delaware, as advised, authorized and approved, respectively, by a resolution adopted by the sole General Partner and all of the Limited Partners of said Limited Partnership in accordance with the Limited Partnership's Second Amended and Restated Certificate of Articles and Agreement and the Maryland Revised Uniform Limited Partnership Act and by the sole Trustee and all of the Holders of Units of Beneficial Interest of said Business Trust pursuant to the Declaration of Trust and Trust Agreement and in accordance with the Delaware Business Trust Act.

         WHEREAS, the Campbell Fund Limited Partnership is a limited partnership of the State of Maryland, with its principal place of business located in the County of Baltimore:

         WHEREAS, The Campbell Fund Trust is a business trust organized in the State of Delaware on January 2, 1996, having its principal place of business located at 210 West Pennsylvania Avenue, Suite 770, Baltimore, Maryland 21204, and having as its Trustee, Delaware Trust Capital Management located at 900 Market Street, Wilmington, Delaware 18901; and

         WHEREAS, the laws of the States of Maryland and Delaware permit a merger of a Maryland limited partnership with and into a Delaware business trust; and

         WHEREAS, the General and Limited Partners of the Campbell Fund Limited Partnership and the Trustee of The Campbell Fund Trust deem it advisable and to the advantage, welfare, and best interests of said Limited Partnership and Trust to merge the Campbell Fund Limited Partnership and The Campbell Fund Trust upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, these Articles and Plan of Merger and the terms and conditions thereof and the mode of carrying the same into effect are hereby determined and agreed upon as hereinafter set forth.


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         1.       The Campbell Fund Limited Partnership, a limited partnership existing under the laws of the State of Maryland (hereinafter sometimes referred to as the "Terminating Entity"), is hereby merged with and into the Campbell Fund Trust, a business trust existing under the laws of the State of Delaware, which shall be the continuing and resulting entity (hereinafter sometimes referred to as the "Surviving Entity").

         2. The effective date of the merger shall be the date these Articles and Plan of Merger are filed with the respective offices of the Secretaries of State of Maryland and Delaware.

         3. The resident agent of the Surviving Entity in the State of Delaware shall be Delaware Trust Capital Management, Inc. and its address is 900 Market Street, Wilmington, Delaware 18901. The agent for service of process of the Surviving Entity for the State of Maryland shall be the Department of Assessments and Taxation located at 301 West Preston Street, Baltimore, Maryland 21201. Any service so received shall be sent to the resident agent of the Surviving Entity in the State of Delaware at the above address.

         4. The present Certificate of Trust of the Surviving Entity shall constitute the Certificate of Trust of said Surviving Entity.

         5. The present Declaration of Trust and Trust Agreement of the Surviving Entity shall be the governing instrument of said Surviving Entity and shall establish the terms and conditions of the respective rights and obligations of each Unitholder, the Managing Operator and the Trustee (as those parties are identified therein).

         6. The Trustee and the Managing Operator of the Surviving Entity, upon the effective date of the merger herein provided for, shall continue to hold their respective positions until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Declaration of Trust and Trust Agreement of the Surviving Entity in effect from time to time.

         7. There is only a single class of Partnership Interest of the Terminating Entity.

         8. The Surviving Entity has authority to issue an unlimited number of Units of Beneficial Interest. The Surviving Entity has only a single class of Units of Beneficial interest.

         9. Each Unit of Partnership Interest of the Terminating Entity which shall be issued and outstanding immediately prior to the effective time of the merger shall be converted into one Unit of Beneficial Interest of the Surviving Entity, and, from and after the effective time of the merger, the holders of all of said issued and outstanding Units of Partnership Interest of the Terminating Entity shall automatically be and become Holders of Units of Beneficial Interest of the Surviving Entity upon the basis above specified, whether or not certificates representing said Units are then issued and delivered to each Unitholder thereof.

         10. After the effective time of the merger, each holder of record of any outstanding certificate or certificates theretofore representing Units of Partnership interest of the Terminating Entity may surrender the same to the Surviving Entity at the Trustee's offices in Delaware or at the Managing Operator's offices in Maryland and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing an equal number of Units of Beneficial Interest of the Surviving Entity. Until so surrendered, each outstanding certificate which prior to the effective time of the merger represented one or more Units of Partnership Interest of the Terminating Entity shall be deemed to evidence ownership of an equal number of Units of Beneficial Interest of the Surviving Entity.


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         11.      The Terminating Entity and the Surviving Entity agree that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Maryland and by the laws of the State of Delaware and that they will cause to be performed all necessary acts within the State of Maryland and within the State of Delaware, and elsewhere to effectuate the merger.

         12. The executed Articles and Plan of Merger is on file at the principal place of business of the Surviving Entity at the address heretofore provided, and a copy of these Articles and Plan of Merger shall be furnished by the Surviving Entity, on request and without cost, to any owner of Units of Partnership Interest of the Terminating Entity.



Signed on January 2, 1996


CAMPBELL FUND LIMITED PARTNERSHIP             ACKNOWLEDGED:

By:      /s/ D. Keith Campbell                By:      /s/ Michelle Rader
    ---------------------------------------       ------------------------------

Its:     General Partner and Attorney-        Its:     Compliance Officer
         In-Fact for the Limited Partners



THE CAMPBELL FUND TRUST

By:      DELAWARE TRUST CAPITAL
           MANAGEMENT, INC., as Trustee

By:      /s/ Richard N. Smith                 By:      /s/ Mary Kay Pupillo
    ---------------------------------             ------------------------------

Its:     Vice President                       Its:     Account Officer


and

By:  CAMPBELL & COMPANY, INC.                 ACKNOWLEDGED:

By:      /s/ Bruce L. Cleland                 By:      /s/ Michelle Rader
    ---------------------------------             ------------------------------

Its:     Managing Operator and                Its:     Compliance Officer
         Attorney-In-Fact for all the
         Unitholders




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